SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2004

COLLINS & AIKMAN FLOORCOVERINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22791	58-2151061
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

311 Smith Industrial Boulevard, Dalton, Georgia 30721

(Address of principal executive offices, including zip code)

(706) 259-9711

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure

On August 10, 2004, the Registrant and its parent announced its intent to close its manufacturing facility in Santa Ana, California, and transfer the production to its existing Truro, Nova Scotia, Canada, facility. The plan to close the facility was approved on August 9, 2004, and is expected to be complete by the end of the Company’s first fiscal quarter 2005. It is anticipated that there will be one-time costs of approximately $6.4 million consisting of severance, moving, reinstallation, professional fees and other costs. In addition the Company anticipates capital expenditures of approximately $2.8 million related to the move.

Item 7. Financial Statements and Exhibits

(c) Exhibits:

99.1	Press Release issued on August 10, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLINS & AIKMAN FLOORCOVERINGS, INC.
(Registrant)
August 10, 2004
	By:	/s/ Leonard F. Ferro
Leonard F. Ferro
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release issued on August 10, 2004